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                                                                   EXHIBIT 10.26

                                                        Phillips China Inc.
                                                        600 N. Dairy Ashford Rd.
                                                        Houston, Texas 77079

December 15, 2003

Mr. Michael R. McElwrath
Chairman & CEO
Far East Energy Corporation
400 N. Sam Houston Parkway East, Suite 205
Houston, Texas 77060

Re: Amendment to Farmout Agreement - Qinnan PSC between Phillips China Inc. ("PCI") and Far East Energy Corporation ("FEEC")

Dear Mr. McElwrath:

The purpose of this amendment agreement is to extend the term of the Farmout Agreement for the Qinnan PSC that was executed by and between PCI and FEEC on June 17, 2003 (the "Qinnan Farmout Agreement"), subject to the approval of the extension of the term of the Qinnan PSC as described in paragraph 1 below. The Qinnan Farmout Agreement provides in Article 2.1(b) that it will terminate on December 31, 2003 if the required governmental approvals have not been received by such date. Article 2.2 of the Qinnan Farmout Agreement further provides that the Parties may mutually agree to extend the term for a reasonable period of time.

The terms used in this amendment agreement that are not otherwise defined herein shall have the same meaning assigned to them in the Qinnan Farmout Agreement and the Qinnan PSC.

1. The Parties hereby agree to amend the first line of Article 2.1(b) of the Qinnan Farmout Agreement by deleting the date "December 31, 2003" and replacing it with the date "June 30, 2004," thereby extending the term thereof to June 30, 2004, provided that such extension shall not become effective unless the extension of the term of the Qinnan PSC has been approved by the Ministry of Commerce of the PRC on or before December 31, 2003.

2. The term of this amendment agreement shall commence on the date first written above and shall terminate on the same date on which the Qinnan Farmout Agreement terminates.

3. This amendment agreement constitutes an amendment to the Qinnan Farmout Agreement. Neither Party may make any press releases or other public disclosures of the existence or the contents of this amendment agreement without the prior written consent of the other Party.

4. This amendment agreement shall be construed and interpreted in accordance with the laws of the State of Texas, U.S.A., except those laws that would apply the laws of another jurisdiction. Any dispute between the Parties arising out of or relating to this amendment agreement, which cannot be settled amicably by the Parties, shall be submitted to arbitration in accordance with the provisions of
Article 12 of the Qinnan Farmout Agreement.

5. This amendment agreement shall inure to the benefit of and be binding upon the successors and assigns of the Parties.

6. Except as otherwise provided in this amendment agreement, the Qinnan Farmout Agreement shall remain unaltered and in full force and effect.

If the foregoing accurately reflects your understanding of this amendment agreement, please indicate your acceptance by signing and dating this letter agreement in the space provided below and return one executed copy to PCI.
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Sincerely yours,

PHILLIPS CHINA INC.


By: /s/ S. M. Park
    ---------------------------------
Name: S. M. Park
Title: Vice President

AGREED TO AND ACCEPTED
this 15th day of December, 2003

FAR EAST ENERGY CORPORATION


By: /s/ Michael R. McElwrath
    ---------------------------------
Name: Michael R. McElwrath
Title: Chairman & CEO